_____________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2019
______________________________
BRP Group, Inc.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	001-39095	61-1937225
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

4010 W. Boy Scout Blvd Suite 200
Tampa, Florida		33607
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (866) 279-0698

Not Applicable
(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 19, 2019, Baldwin Risk Partners, LLC (“BRP LLC”), a subsidiary of BRP Group, Inc,, as borrower, entered into an Amendment and Restatement Agreement (the “New Credit Agreement”) with Cadence Bank, N.A., as existing administrative agent (the “Existing Agent”), JPMorgan Chase Bank, N.A., as successor administrative agent (the “Successor Agent”), certain affiliates of BRP LLC party thereto, as guarantors (together with BRP LLC, the “Loan Parties”), and certain lenders party thereto, pursuant to which that certain Third Amended and Restated Credit Agreement, dated as of March 13, 2019, among the Loan Parties, the Existing Agent and certain lenders party thereto (as subsequently amended, the “Existing Credit Agreement”), was amended and restated to, among other things, (i) replace the Existing Agent with the Successor Agent and (ii) increase the maximum borrowing availability under the Existing Credit Agreement, resulting in total borrowing capacity of $225.0 million, of which no more than $65 million is available for working capital purposes and the entirety of which is available to fund acquisitions permitted under the New Credit Agreement (collectively, the “Revolving Credit Facilities”).
The loans under the Revolving Credit Facilities bear interest at a rate per annum based upon, depending on the type of loan, the Eurodollar rate or the alternative base rate, plus, in each case, a margin based on Total Leverage Ratio (as defined in the New Credit Agreement).
The lending commitments under the Revolving Credit Facilities terminate, and the unpaid principal amount of all loans outstanding thereunder mature and are due and payable in full, on September 23, 2024.
The New Credit Agreement contains (i) certain customary representations and warranties, (ii) certain customary affirmative covenants, (iii) certain customary negative covenants and (iv) certain customary events of default, including, among other things, certain events of bankruptcy.  If such an event of default occurs, the lenders under the New Credit Agreement would be entitled to terminate the lending commitments under Revolving Credit Facilities and accelerate amounts due under the New Credit Agreement.
The foregoing description of the terms of the New Credit Agreement is not a complete description thereof and is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.03, Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events.
On December 19, 2019, BRP Group, Inc. issued a press release announcing BRP LLC’s entry into the New Credit Agreement.
A copy of the press release dated December 19, 2019 is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment and Restatement Agreement, dated as of December 19, 2019, by and among Baldwin Risk Partners, LLC, a Delaware limited liability company, Cadence Bank N.A., as the Existing Agent, JPMorgan Chase Bank, N.A., as the Successor Agent, the Lenders party thereto and the other parties thereto

99.1	Press Release dated December 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: December 19, 2019	By:	/s/ Kristopher A. Wiebeck
Name: Kristopher A. Wiebeck
Title: Chief Financial Officer